Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (Nos. 333-125872, 333-280279, 333-288037, and 333-211256) on Form S-8 and registration statement (No. 333-280102) on Form S-3 of our reports dated March 11, 2026, with respect to the consolidated financial statements of Forward Air Corporation and subsidiaries and the effectiveness of internal control over financial reporting.
/s/ KPMG LLP
Dallas, Texas
March 11, 2026